Exhibit 24

POWER OF ATTORNEY

(Re: Executive Deferred Compensation Plan)

Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below, hereby appoints Richard A. Cheap, Thomas E. Hoaglin, and Donald R. Kimble, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, a maximum of 600,000 authorized and unissued shares of the common stock, without par value, of the Corporation (as such number of shares may be adjusted from time to time for stock dividends, stock splits, or similar transactions affecting the common stock of the Corporation generally) in connection with the Corporation’s Executive Deferred Compensation Plan, as amended from time to time (the “Plan”), and likewise to sign and file any amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of October 18, 2005.

DIRECTORS/OFFICERS:

Signature	Title
/s/ Thomas E. Hoaglin	Chairman, Chief Executive Officer,
Thomas E. Hoaglin	President, and Director (Principal Executive Officer)

/s/ Donald R. Kimble	Chief Financial Officer, Executive Vice President
Donald R. Kimble	and Controller (Principal Financial Officer and Principal Accounting Officer)

Director
Raymond J. Biggs

/s/ Don M. Casto, III	Director
Don M. Casto, III

Director
Michael J. Endres

/s/ John B. Gerlach, Jr.	Director
John B. Gerlach, Jr.

/s/ Karen A. Holbrook	Director
Karen A. Holbrook

/s/ David P. Lauer	Director
David P. Lauer

/s/ Wm. J. Lhota	Director
Wm. J. Lhota

/s/ David L. Porteous	Director
David L. Porteous

/s/ Kathleen H. Ransier	Director
Kathleen H. Ransier

/s/ Robert H. Schottenstein	Director
Robert H. Schottenstein